                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                                                         Contact: Mark R. Holden
                                                                  (765) 771-5310

                      WABASH NATIONAL CORPORATION ANNOUNCES
                             SECOND QUARTER RESULTS


         LAFAYETTE, INDIANA, July 22, 2003 . . . Wabash National Corporation (NYSE: WNC) today announced results for the three and six month periods ended June 30, 2003. Net sales for the second quarter were $230 million compared to $210 million for the same period last year. Net loss for the second quarter was $27 million, including a $29 million non-cash charge related to planned asset divestitures, compared to a net loss of $22 million for the same period last year. Diluted loss per share was $1.05 for the quarter, including a $1.09 per share charge related to planned asset divestitures, compared to a loss of $0.96 per share for the 2002 quarter. For the six months ended June 30, 2003, net sales were $453 million and a net loss of $26 million, including the $29 million charge, compared to net sales of $372 million and a net loss of $36 million for the same period last year. Diluted loss per share for the six months ended June 30, 2003 and 2002 was $1.02, including the $1.09 per share charge, and $1.61, respectively.


         Commenting on the quarter, William P. Greubel, President and Chief Executive Officer, stated, "The fundamental changes currently taking place within the Company could prove to be a watershed period as we move to structurally improve the Company, both operationally and financially. The following are just some of the significant highlights from the quarter:


      o Sales increased 3% from the 2003 first quarter on the continuing improvement in demand for new trailers while operating income, before the $29 million charge, improved 48% over first quarter 2003 levels. We are indeed becoming earnings focused as opposed to share focused. We successfully started up two new production lines during the quarter, one line for our new Wabash FreightPro sheet and post trailer and one line for DuraPlate(R) containers. We believe trailer industry demand will continue to improve over the next several quarters. Our demand continues to be affected by our large customers managing their equipment capacity very closely;


      o We are in the final planning stages of reorganizing our channels of sales and distribution which will allow us to improve our opportunities to exploit our product and service offerings in the mid to large sized fleet segments of the trailer industry while maintaining our strategic relationships with the premier trucking companies in the U.S.;


      o As announced, we have signed a definitive agreement to sell substantially all of the assets of our leasing and rental business and our aftermarket parts business. Total consideration from the sale of these assets and the retained assets is approximately $65-$70 million of which $55 million will be paid in cash upon closing. We expect the transaction to close in the third quarter and is subject to lender approval and buyer financing. As noted above, we recorded an impairment

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          charge of $29 million in the quarter to recognize the planned disposal of these assets at less than book value. This non-cash charge will not affect the Company's compliance under its existing bank covenants.
          Upon closing this transaction, all proceeds from this divestiture will go toward debt retirement which, including this amount, will total approximately $90 million year-to-date;


      o We also announced the selection of Fleet Capital to lead and fully underwrite a new $250 million syndicated bank financing for the Company. The new financing, which is subject to Fleet Bank credit approval and Wabash board approval, will be a three year asset based revolver and term loan that will be used to replace existing indebtedness and will substantially lower our cost of debt. Closing on the transaction is expected to occur during the third quarter of this year. Successfully refinancing our existing debt will result in charges of approximately $24 million, including prepayment penalties of approximately $20 million and a non-cash charge of approximately $4 million for the write-off of previously deferred debt costs, which will be recognized when the financing is completed. These charges will not affect the Company's compliance under its existing bank covenants; and


      o We are in the process of evaluating what we believe will be the final piece to our new capital structure, which will mark the culmination of two years of work to turn the Company around and to secure its future.


         We continue to meet or exceed our objectives. We have active and sound management leading our turnaround. Associate involvement has been excellent. Our capital structure will soon be very solid. We intend to focus our free cash flow in the future on continuing to pay down debt. We shall augment our profitability by focusing our products and services on the entire van market going forward. As the trailer industry improves, we have positioned ourselves to take full advantage of the recovery."


         Wabash National Corporation designs, manufactures, and markets standard and customized truck trailers under the Wabash(TM) brand name. The Company is one of the world's largest manufacturers of truck trailers and a leading manufacturer of composite trailers. The Company's wholly owned subsidiary, Wabash National Trailer Centers, is one of the leading retail distributors of new and used trailers and aftermarket parts throughout the U.S. and Canada.


         This press release contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are, however, subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the Company's ability to achieve profitability, increased competition, reliance on certain customers and corporate partnerships, shortages of raw materials, availability of capital, dependence on industry trends, export sales and new markets, acceptance of new technology and products, and government regulation. Readers should review and consider the various disclosures made by the Company in this press release and in its reports filed with the Securities and Exchange Commission.

                  WABASH NATIONAL CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (Dollars in thousands, except per share amounts)
                                    Unaudited

                                                             Three Months                     Six Months
                                                            Ended June 30,                  Ended June 30,
                                                      -------------------------       -------------------------
                                                        2003            2002            2003            2002
                                                      ---------       ---------       ---------       ---------
NET SALES                                             $ 230,231       $ 210,251       $ 452,739       $ 372,203

COST OF SALES                                           206,542         204,024         406,709         365,937
                                                      ---------       ---------       ---------       ---------

      Gross profit                                       23,689           6,227          46,030           6,266

GENERAL AND ADMINISTRATIVE EXPENSES                       7,894          14,807          18,433          28,898

SELLING EXPENSES                                          6,022           6,030          11,240          11,779

LOSS ON ASSET IMPAIRMENT                                 28,500             ---          28,500             ---
                                                      ---------       ---------       ---------       ---------

       Loss from operations                             (18,727)        (14,610)        (12,143)        (34,411)

OTHER INCOME (EXPENSE):
      Interest expense                                  (10,391)         (7,816)        (18,259)        (13,489)
      Foreign exchange gains and losses, net              2,733           2,211           5,589           1,958
      Other, net                                           (883)         (1,462)         (1,025)         (2,271)
                                                      ---------       ---------       ---------       ---------

      Loss before income taxes                          (27,268)        (21,677)        (25,838)        (48,213)

INCOME TAX BENEFIT                                          ---             ---             ---         (11,947)
                                                      ---------       ---------       ---------       ---------

      Net loss                                          (27,268)        (21,677)        (25,838)        (36,266)

PREFERRED STOCK DIVIDENDS                                   264             443             528             886
                                                      ---------       ---------       ---------       ---------

NET LOSS APPLICABLE TO COMMON
    STOCKHOLDERS                                      $ (27,532)      $ (22,120)      $ (26,366)      $ (37,152)
                                                      =========       =========       =========       =========

BASIC AND DILUTED NET LOSS PER SHARE                  $   (1.05)      $   (0.96)      $   (1.02)      $   (1.61)
                                                      =========       =========       =========       =========

COMPREHENSIVE INCOME LOSS:
         Net loss                                     $ (27,268)      $ (21,677)      $ (25,838)      $ (36,266)
         Foreign currency translation adjustment            243             171             444             166
                                                      ---------       ---------       ---------       ---------
NET COMPREHENSIVE LOSS                                $ (27,025)      $ (21,506)      $ (25,394)      $ (36,100)
                                                      =========       =========       =========       =========

                                               Retail &
Three months ended         Manufacturing     Distribution      Eliminations        Total
------------------         -------------     ------------      ------------        -----
2003
  Net Sales                $ 167,483         $  75,375         $ (12,627)        $ 230,231
  Operating Results        $  10,592         $ (29,595)        $     276         $ (18,727)
2002
  Net Sales                $ 130,848         $  89,264         $  (9,861)        $ 210,251
  Operating Results        $  (1,701)        $ (13,038)        $     129         $ (14,610)

Six months ended
----------------
2003
  Net Sales                $ 334,140         $ 153,731         $ (35,132)        $ 452,739
  Operating Results        $  18,815         $ (31,257)        $     299         $ (12,143)
2002
  Net Sales                $ 213,249         $ 175,617         $ (16,663)        $ 372,203
  Operating Results        $ (18,196)        $ (16,786)        $     571         $ (34,411)


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                  WABASH NATIONAL CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                             (Dollars in thousands)

                                    Unaudited

                                                                      June 30,      December 31,
                                                                        2003            2002
                                                                      --------      ------------
                                      ASSETS
CURRENT ASSETS:
       Cash and cash equivalents                                      $  6,615        $ 35,659
       Accounts receivable, net                                         85,846          34,396
       Current portion of finance contracts                              7,962           9,528
       Inventories                                                     139,461         134,872
       Prepaid expenses and other                                       21,409          18,299
                                                                      --------        --------
          Total current assets                                         261,293         232,754

PROPERTY, PLANT AND EQUIPMENT, net                                     137,096         145,703

EQUIPMENT LEASED TO OTHERS, net                                         64,867         100,837

FINANCE CONTRACTS, net of current portion                               16,890          22,488

GOODWILL, net                                                           35,444          34,652

OTHER ASSETS                                                            17,929          29,135
                                                                      --------        --------
                                                                      $533,519        $565,569
                                                                      ========        ========

                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
       Current maturities of long-term debt                           $277,393        $ 42,961
       Current maturities of capital lease obligations                  45,733          12,860
       Accounts payable                                                 65,018          60,457
       Other accrued liabilities                                        60,324          61,424
                                                                      --------        --------
         Total current liabilities                                     448,468         177,702

LONG-TERM DEBT, net of current maturities                               12,384         239,043

LONG-TERM CAPITAL LEASE OBLIGATIONS, net of current maturities           1,945          51,993

OTHER NONCURRENT LIABIILTIES AND CONTINGENCIES                          21,654          22,847

STOCKHOLDERS' EQUITY:
           Total stockholders' equity                                   49,068          73,984
                                                                      --------        --------
                                                                      $533,519        $565,569
                                                                      ========        ========


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                  WABASH NATIONAL CORPORATION AND SUBSIDIARIES


EBITDA

The company uses EBITDA and Adjusted EBITDA, income (loss) before income taxes, interest expense, depreciation and amortization; and specific identified charges in the case of adjusted EBITDA, as an internal measure of performance, and believes it is useful and commonly used measure of financial performance in addition to income (loss) before income taxes and other profitability measures of performance under GAAP. EBITDA should not be construed as an alternative to operating income and income (loss) before taxes as an indicator of the Company's operation in accordance with GAAP. Our definition of EBITDA can differ from that of other companies. The following table reconciles net income, the most comparable measure under GAAP, to EBITDA and Adjusted EBITDA for the periods indicated (dollars in millions).


                                          Three Months Ended          Six Months Ended
                                              June 30,                    June 30,
                                        ---------------------       ---------------------
                                         2003          2002          2003           2002
                                        -------       -------       -------       -------
EBITDA reconciliation:
   Net loss                             $ (27.3)      $ (21.7)      $ (25.8)      $ (36.3)
   Income tax benefit                         -             -             -         (11.9)
   Interest expense                        10.4           7.8          18.3          13.5
   Depreciation and amortization            6.6           7.6          13.3          15.0
                                        -------       -------       -------       -------

EBITDA                                    (10.3)         (6.3)          5.8         (19.7)
   Loss on asset impairment                28.5           -            28.5           -
                                        -------       -------       -------       -------
Adjusted EBITDA                         $  18.2       $  (6.3)      $  34.3       $ (19.7)
                                        -------       -------       -------       -------

OPERATING INCOME


The following table reconciles operating income, the most comparable measure under GAAP, to operating income before the loss on asset impairment for the periods indicated (dollars in millions).


                                                                 Three Months Ended           Six Months Ended
                                                                      June 30,                    June 30,
                                                               ---------------------       ---------------------
                                                                2003           2002          2003           2002
                                                               -------       -------       -------       -------
Operating income (loss) reconciliation:
   Operating loss                                              $ (18.7)      $ (14.6)      $ (12.1)      $ (34.4)
   Loss on asset impairment                                       28.5           -            28.5           -
                                                               -------       -------       -------       -------
Operating income (loss) before loss on asset impairment        $   9.8       $ (14.6)      $  16.4       $ (34.4)
                                                               =======       =======       =======       =======